Exhibit 5.1

Nisun International Enterprise Development Group Co., Ltd. C9, 99 DANBA RD Putuo District P.R. China 300336

Campbells Legal (BVI) Limited

Floor 4, Banco Popular Building

PO Box 4467

Road Town, Tortola VG-1110

British Virgin Islands

D +1 345 914 5845

T +1 345 949 2648

E dmagee@campbellslegal.com

campbellslegal.com

Our Ref: RBS/DPM/70005-36477

Your Ref:

CAYMAN | BVI | HONG KONG

14 December 2021

Dear Sirs

Nisun International Enterprise Development Group Co., Ltd. – Issuance of Common shares

We have acted as British Virgin Islands legal advisers to Nisun International Enterprise Development Group Co., Ltd. (the “Company”), a BVI business company, in connection with that certain Underwriting Agreement (the “Underwriting Agreement”) entered into by and between the Company and Aegis Capital Corp (the “Underwriter”), pursuant to which the Company is issuing to the Underwriter an aggregate of 19,250,000 of the Company’s securities (the “Securities”), consisting of (1) 10,950,000 common shares, par value $0.001 per share (the “Shares”) and (2) 8,300,000 pre-funded warrants (each a “Pre-Funded Warrant” and collectively, the “Pre-Funded Warrants”), to purchase 8,300,000 common shares of the Company at an exercise price of $0.001 per share (“Warrant Shares”) until such time as the Pre-Funded Warrant is exercised in full, subject to adjustment as provided in the Pre-funded Warrant. The public offering (the “Offering”) of the Securities are effected as a takedown off the Company’s shelf registration statement on Form F-3 (File No. 256550) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”), and are included in the prospectus dated May 27, 2021 (the “Base Prospectus”) and the prospectus supplement dated December 14, 2021 (the “Prospectus Supplement”, together with the Base Prospectus, the “Prospectus”.

1	Assumptions

1.1	The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the British Virgin Islands which are in force on the date of this opinion letter. In giving these opinions we have relied (without further verification) upon the completeness and accuracy of the Resolutions, the Director’s Certificate and the Certificate of Good Standing (each as defined below). We have also relied upon the following assumptions, which we have not independently verified:

1.2	Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals, and translations of documents provided to us are complete and accurate;

1.3	All signatures, initials and seals are genuine;

1.4	There is nothing under any law (other than the laws of the British Virgin Islands) which would or might affect the opinions expressed herein;

1.5	The Securities to be offered and issued by the Company pursuant to the Underwriting Agreement, the issuance of the Warrant Shares upon exercise of the Pre-Funded Warrants, the Warrant Agreement (each as defined below) and the Registration Statement (together, the “Documents”) will be issued by the Company against payment in full, in accordance with the Documents and be duly registered in the Company’s register of members;

1.6	The A&R Memorandum and Articles (as defined below) remain in full force and effect and are unamended;

1.7	The Resolutions were duly passed in the manner prescribed in the A&R Memorandum and Articles and the resolutions contained in the Resolutions are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect;

1.8	The authorized shares of the Company as set out in the A&R Memorandum and Articles have not been amended;

1.9	That the validity and binding effect under the laws of the United States of America of the Registration Statement;

1.10	The transactions contemplated under the Documents comply with the requirements of the applicable rules of the Nasdaq Stock Market;

1.11	The minute book and corporate records of the Company as maintained at the office of its registered agent in the British Virgin Islands are complete and accurate in all material respects, and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the shareholders and directors (or any committee thereof) (duly convened in accordance with the then effective A&R Memorandum and Articles of the Company) and all resolutions passed at the meetings, or passed by written consent as the case may be;

1.12	That there is no contractual or other prohibition (other than as may arise by virtue of the laws of the British Virgin Islands) binding on the Company or on any other party prohibiting it from entering into and performing its obligations under the Documents or which materially affect, amend or vary the transactions contemplated by the Registration Statement.

2	Documents Reviewed

We have reviewed originals, copies, drafts or conformed copies of the following documents and such other documents or instruments as we deem necessary:

2.1	A copy of the Prospectus which forms part of the Registration Statement;

2.2	A copy of the Company’s certificate of incorporation issued by the Registrar of Corporate Affairs (“Registrar”) on 29 May 2012;

2.3	Copy of the Memorandum of Association and Articles of Association of the Company as filed with the Registrar of Corporate Affairs on 22 September 2020, certified as true by Xiaoyun Huang on 13 December 2021 pursuant to the Directors Certificate (the “A&R Memorandum and Articles”);

2.4	A Certificate of Incumbency, including details of the Directors of the Company, issued by Vistra (BVI) Limited, the Company’s BVI Registered Agent, on 7 May 2021.;

2.5	Resolutions in writing of the directors of the Company dated 7 February 2021 and 13 December 2021.;

2.6	A copy of the underwriting agreement dated 13 December 2021 by and between the Company and Aegis Capital Corp. to serve as the underwriter (the “Underwriting Agreement”);

2.7	Copy of a Certificate of a Director of the Company dated 13 December (the “Director’s Certificate”);

2.8	A copy of the form of pre-funded Warrants to be issued by the Company (the “Warrant Agreements”); and

2.9	The records of proceedings and information revealed in relation to the Company on file with, and available for inspection on 14 December 2021, at the British Virgin Islands High Court Registry.

3	Opinion

Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company has been duly incorporated as a BVI business company, limited by shares under the BVI Business Companies Act 2004 (as amended) (the “Act”), is validly existing and was, at the date of our Searches in good standing with the Registrar of Corporate Affairs in the British Virgin Islands (the “Registrar”).

3.2	The Shares have been duly authorized by the Company and, when issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable; (ii) the Pre-Funded Warrants have been duly authorized by the Company and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, will constitute valid and legally binding obligations of the Company; and (iii) the Warrant Shares have been duly authorized by the Company and, when issued and delivered by the Company upon exercise of the Pre-Funded Warrants in accordance with the terms of the Pre-Funded Warrants, will be validly issued, fully paid and non-assessable..

4	Qualifications

4.1	We make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

4.2	In this opinion, the phrase “non-assessable” means, with respect to the Shares, Pre-Funded Warrants and Warrant Shares, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Shares, Pre-Funded Warrants and Warrant Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

4.3	To maintain the Company in good standing under the laws of the British Virgin Islands, annual filing fees must be paid and returns made to the Registrar within the time frame prescribed by law.

We consent to the filing of this opinion as an exhibit to the Registration Statement (as an exhibit to a Report of Foreign Private Issuer on Form 6-K that is incorporated by reference in the Registration Statement) and to the reference to our firm appearing under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K under the Securities Act.

Yours faithfully

/s/ Campbells

Campbells

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